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                                                                     Exhibit 4.1


                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of April 2, 2003, by and between RRD International, LLC, a Delaware limited liability company ("RRD"), and Bioenvision, Inc., a Delaware corporation (the "Comany").

                              PRELIMINARY STATEMENT

         WHEREAS, the Company and RRD have entered into that certain General Services Agreement, dated as of the date hereof, pursuant to which RRD has agreed to perform certain services for the Company (the "General Services Agreement"), in exchange for, in pertinent part, the Company's issuance to RRD of warrants to purchase one hundred and seventy-five thousand (175,000) shares (the "Shares") of common stock, par value $0.001 per share (the "Common Stock"), of the Company, pursuant to a warrant agreement of even date herewith (the "Warrant Agreement"); and

         WHEREAS, the Company and RRD desire to provide for certain arrangements with respect to the registration of the Shares under the Securities Act of 1933, as amended.

         NOW THEREFORE, in consideration of these premises, and the respective promises and covenants contained herein, the parties hereto agree as follows:


                                   I. ARTICLE

                                   DEFINITIONS

1.1. Certain Definitions. For purposes of this Agreement, capitalized terms used herein and not defined elsewhere herein shall have the following meanings:

         "Act" means the United States Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission issued under the Act, as they each may, from time to time, be in effect.

         "Affiliate" of any Person shall mean, with respect to such Person, any other Persont that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person.

         "Commission" means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Act.

         "Common Stock" means the shares of common stock, par value $0.001 per share, of the Company.

         "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission issued under the Exchange Act, as they each may, from time to time, be in effect.

         "Indemnified Party" has the meaning described in Section 2.4(c) below.

         "Indemnifying Party" has the meaning described in Section 2.4(c) below.

         "Person" means any individual, corporation, partnership, limited partnership, joint venture, limited liability company, association, joint stock company, trust, bank, trust company, unincorporated organization or other organization or any governmental authority.

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         "Registration Statement" means a registration statement filed by the
Company with the Commission for a public offering and sale of its equity securities (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose in which form Registrable Shares may not be included).

         "Registration Expenses" means all expenses incurred by the Company in complying with Article II, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel selected by RRD (or its successor in interest) up to a maximum of $12,500 in the aggregate for all registration rights granted hereunder, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts on the Registrable Shares, selling commissions on the Registrable Shares, transfer taxes and the fees and expenses of any selling Stockholders', including RRD's own counsel (except as otherwise provided herein), which shall be borne by the participating Stockholders in proportion to the number of Registrable Shares offered by each.

         "Registrable Shares" means (i) the Shares, and (ii) any other shares of Common Stock issued in respect thereof (because of stock splits, stock dividends, reclassifications, recapitalizations, reorganizations, mergers, consolidations or sales of assets or similar events); provided, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares
(i) when they have been sold, transferred or otherwise disposed of or exchanged pursuant to a Registration Statement under the Act, (ii) when such shares are eligible for resale pursuant to Rule 144(k) (or its successor) or in single transaction pursuant to Rule 144(e) (or its successor) under the Act without violation of the applicable volume limitations, or (iii) upon any sale, transfer or other disposition in any manner to any person or entity which, by virtue of
Section 2.10 of this Agreement, is not entitled to the rights provided by this Agreement.

         "Stockholders" means RRD and any person or entities to whom the rights granted under this Agreement are validly transferred by RRD, and their permitted successors or assigns pursuant to Section 2.10 hereof.


                                   2. ARTICLE

                               REGISTRATION RIGHTS

2.1.   Incidental Registration.

         2.1.1. Subject to Section 2.1.2 and 2.1.3 below, whenever the Company proposes to file a Registration Statement at any time and from time to time (including a registration effected by the Company for stockholders other than the Stockholder) (a "Registration"), it will, prior to such filing, give written notice to all Stockholders of its intention to do so and, upon the written request of a Stockholder or Stockholders given within 30 days after the Company provides such notice (which request shall state the number of Registrable Shares to be registered and the intended method of distribution of such Registrable Shares), the Company shall, subject to Section 2.1.2 and 2.1.3 below, cause all Registrable Shares which the Company has been requested by such Stockholder or Stockholders to be included in the Registration; provided that each Stockholder shall be required to register not less than 10,000 shares in any such Registration Statement, and provided, further, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section
2.1 without obligation or liability to any Stockholder (it being understood that any such postponement or withdrawal shall not adversely affect the number of the Stockholders registration rights under Section 2.1.3).

         2.1.2. In connection with any Registration under this Section 2.1 involving an underwritten offering, the Company shall not be required to include any Registrable Shares in such Registration unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. If in the opinion of the managing underwriter employed by the Company for

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the distribution of equity securities it shall determine, in its sole discretion, that the registration of all, or part of, the Registrable Shares which the holders have requested to be included would interfere with the successful marketing of the proposed public offering, then the Company shall be required to include in the Registration only that number of Registrable Shares, if any, which the managing underwriter believes may be sold without interfering with the successful marketing of the proposed public offering. If the number of Registrable Shares to be included in Registration in accordance with the foregoing is less than the total number of shares which the holders of Registrable Shares have requested to be included, then the holders of Registrable Shares who have requested registration and other holders of securities entitled to include them in such Registration shall participate in the underwritten offering pro rata based upon their total ownership of shares of Common Stock of the Company. If any holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among other requesting holders pro rata based upon their total ownership of shares of Common Stock of the Company.

         2.1.3. The Company shall not be required to effect more than two (2) registrations pursuant to paragraph 2.1.1 above.

2.2.     Registration Procedures.

         2.2.1. If and whenever the Company is required by the provisions of this Agreement to effect the registration of any of the Registrable Shares under the Act, the Company shall:

                  2.2.1.1. file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective for such period of time (not exceeding six months) as may be necessary to effect the sale or other disposition of all Registrable Shares covered by such Registration Statement or until the Registrable Shares covered thereby cease to be Registrable Shares, whichever is sooner;

                  2.2.1.2. as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective for the period described in Section 2.2.1.1 above;

                  2.2.1.3. as expeditiously as possible furnish to each selling Stockholder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, and such other documents as each selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such selling Stockholder;

                  2.2.1.4. as expeditiously as possible register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the selling Stockholder shall reasonably request; provided, however, that (x) the Company shall not for any purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or execute a general consent to service of process in any jurisdiction and
         (y) if the Company is offering securities for its own account, it need not register or qualify under the securities or Blue Sky laws of any jurisdiction in which the managing underwriter has no intention of offering or selling securities for the account of the Company (except that the Company will use its best efforts to register or qualify Registrable Securities in such additional jurisdiction as any Stockholder may request subject to the limitation of clause (x) and at such Stockholder's expense);

                  2.2.1.5. if the distribution is to be made by means of an underwritten public offering and subject to receiving reasonable assurances of confidentiality, make available for inspection by the underwriters and its counsel or other advisors, such financial and other information and books and records of the Company, and cause the officers, directors, employees, counsel and independent certified public accountants of the Company to respond to such inquiries as shall be reasonably necessary, in the judgment of such underwriters' counsel, to conduct a reasonable investigation within the meaning of Section 11 of the Act; and

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                  2.2.1.6. use best efforts to make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

         2.2.2. Each selling Stockholder of Registrable Shares agrees that, upon receipt of any notice from the Company of (i) any request by the Commission for amendments or supplements to a Registration Statement or related prospectus covering any of such selling Stockholder's Registrable Shares, (ii) the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any of such selling Stockholder's Registrable Shares or the initiation of any proceedings for that purpose, (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) the happening of any event that requires the making of any changes in the Registration Statement covering any of such selling Stockholder's Registrable Shares so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that any related prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and (v) the Company's reasonable determination that a post-effective amendment to a Registration Statement covering any of such selling Stockholder's Registrable Shares or a supplement to any related prospectus is required under the Act; such selling Stockholder will forthwith discontinue disposition of such Registrable Shares until it is advised in writing by the Company that the use of the applicable prospectus (as amended or supplemented, as the case may be) and disposition of the Registrable Shares covered thereby pursuant thereto may be resumed; provided, however, (x) that such selling Stockholder shall not resume its disposition of Registrable Shares pursuant to such Registration Statement or related prospectus unless it has received notice from the Company that such Registration Statement or amendment has become effective under the Act and has received a copy or copies of the related prospectus (as then amended or supplemented, as the case may be) unless the Registrable Shares are then listed on a national securities exchange and the Company has advised such selling Stockholder that the Company has delivered copies of the related prospectus, as then amended or supplemented, in transactions effected upon such exchange, subject to any subsequent receipt by such selling Stockholder from the Company of notice of any of the events contemplated by Stock clauses (i) through (iv) of this paragraph, and, (y) if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Stockholder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice.

2.3. Allocation of Expenses. The Company will pay all Registration Expenses of all Registrations under this Agreement.

2.4.     Indemnification.

         2.4.1. Indemnification of Holder. In the event that the Company registers any of the Registrable Shares under the Act, the Company will indemnify and hold harmless the Holder, its officers, directors, managers, employees, members, shareholders, agents, controlling persons and underwriters, from and against any and all losses, claims, damages, expenses or liabilities, to which it becomes subject under the Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Holder for any legal or other expenses reasonably incurred by it in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the Registration Statement or prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company and relating to action or inaction required of the Company in connection with such registration, unless such untrue statement or omission was made in such registration statement, preliminary or amended, preliminary prospectus or prospectus in reliance upon and

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in conformity with information furnished in writing to the Company in connection therewith by the Holder expressly for use therein (each, a "Holder Disclosure Responsibility" and, collectively, the "Holder Disclosure Matters"); provided, however, that Holder will indemnify and hold harmless the Company, its officers, directors, employees, shareholders, agents, controlling persons and underwriters, from and against any and all losses, claims, damages, expenses or liabilities, to which it becomes subject under the Act or under any other statute or at common law or otherwise and, except as hereinafter provided, will reimburse the Company for any legal or other expenses reasonably incurred by it in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses liabilities or actions arise out of or are based upon one or more Holder Disclosure Matters and any untrue statement or alleged untrue statement of material fact contained in such Registration Statement or the omission or alleged omission to state a material fact required to be stated therein.

         2.4.2. Promptly after receipt by the party to be indemnified under this Agreement (the "Indemnified Party") of notice of the commencement of any action in respect of which indemnity may be sought against the indemnifying party (the "Indemnifying Party"), the Indemnified Party will notify the Indemnifying Party in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Indemnifying Party shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Indemnified Party), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Indemnifying Party. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party unless the Indemnifying Party has specifically authorized the employment of such counsel. The Indemnifying Party shall not be liable to indemnify any person for any settlement of any such action effected without the Indemnifying Party's consent.

2.5. Information by Holder. Each holder of Registrable Shares included in any Registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article 2.

2.6. "Stand-Off" Agreement. Each Stockholder, if requested by the Company and an underwriter of Common Stock or other securities of the Company, shall agree not to sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Stockholder for a specified period of time (not to exceed 180 days) following the effective date of a Registration Statement; provided, that all officers and directors of the Company enter into similar agreements. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of the stand-off period.

2.7.     Transfer of Rights.

         2.7.1. The rights and obligations of RRD under this Agreement may be transferred by RRD to another person or entity that is then a stockholder of the Company, to any affiliate of the Company, to an affiliate of RRD or a successor in interest in a transaction exempt from registration under the Act; provided that, in each case, at least 10,000 Registrable Shares (as adjusted for stock splits, stock dividends, recapitalization or similar events) are transferred.

         2.7.2. Any transferee (other than a stockholder who is already a party to an agreement in form and substance the same or substantially similar to this Agreement) to whom rights under this Agreement are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee identifies itself, gives the Company notice of the transfer of such rights, indicates the Registrable Shares owned by it and agrees to be bound by the obligations imposed upon RRD under this Agreement.

         2.7.3. A transferee to whom rights are transferred pursuant to this
Section 2.7 may not again transfer such rights to any other person or entity, other than as provided in this Section 2.7.

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2.8.     Exchange Act Registration; Rule 144 Reporting. The Company covenants and agrees that until such time as RRD no longer holds any Registrable Shares (or such Registrable Shares otherwise cease to be Registrable Shares) it will use its best efforts to:

         2.8.1. make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, even if the Company subsequently ceases to be subject to such reporting requirements;

         2.8.2. file with the Commission in a timely manner all reports and documents required of the Company under the Act and the Exchange Act; and

         2.8.3. furnish to RRD promptly upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company and other information in the possession of the Company as RRD may reasonably request in availing itself of any rule or regulation of the Commission allowing RRD to sell any such Registrable Shares without registration.


                                   3. ARTICLE

                                  MISCELLANEOUS

3.1. Notices. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing delivered to the parties at the addresses set forth below (or such other address as may be provided by one party in a notice to the other):

         If to RRD:

                  RRD International, LLC
                  11 North Washington Street
                  Suite 310
                  Rockville, Maryland 20850
                  Facsimile: (301) 762-6154
                  Attention:  Joseph P. Clancy, Esq., Manager, President and CEO

         with a copy to:

                  Wayne M. Zell, Esq.
                  Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 12010 Sunset Hills Road, Suite 900
                  Reston, Virginia 20190
                  Facsimile: 703-464-4895

         If to the Company:

                  Bioenvision, Inc.
                  509 Madison Avenue, Suite 404
                  New York, New York 10022
                  Facsimile: (212) 750-6777
                  Attention:  David P. Luci, Esq.

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         with a copy to:

                  Paul, Hastings, Janofsky & Walker LLP
                  Park Avenue Tower
                  75 East 55th Street
                  New York, New York 10022
                  Facsimile: (212) 319-4090
                  Attention:  Luke P. Iovine, III, Esq.

Notice delivered in accordance with the foregoing shall be effective (i) when delivered, if delivered personally or by facsimile transmission, (ii) two days after being delivered in the United States (properly addressed and all fees paid) for overnight delivery service to a courier (such as Federal Express) which regularly provides such service and regularly obtains executed receipts evidencing delivery or (iii) five days after being deposited (properly addressed and stamped for first-class delivery) in a daily serviced United States mail box.

3.2. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

3.3. Headings. Article and Section headings used in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any purpose or affect the construction of this Agreement.

3.4. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

3.5. Governing Law. This Agreement shall be deemed to have been made in the State of New York and the validity of this Agreement, the construction, interpretation and enforcement thereof, and the rights of the parties thereto shall be determined under, governed by, and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law.

3.6. Survival of Agreements, Representations and Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement.

3.7. Arbitration . Any dispute or controversy arising under, out of, in connection with, or in relation to this Agreement shall be determined and settled by arbitration in New York by a panel of three members in accordance with the commercial rules of the American Arbitration Association. Any award rendered therein shall be final and binding upon the parties and their legal representatives and judgment may be entered in any court having jurisdiction thereof.

3.8. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 51% of the Registrable Shares; provided, that this Agreement may be amended with the consent of the holders of less than all Registrable Shares (but not less than 51% of such shares) only in a manner which affects all Registrable Shares in the same fashion. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.


                            [Signature page follows]

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed as of the date first-above written.

                             RRD INTERNATIONAL, LLC


                             By:  /s/ Joseph P. Clancy
                                  ----------------------------------
                                  Name:  Joseph P. Clancy
                                  Title:  Manager, President and CEO


                             BIOENVISION, INC.


                             By:  /s/ David P. Luci
                                  ---------------------------------------------
                                  Name:    David P. Luci
                                  Title:   Director of Finance, General Counsel



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